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                                                                    EXHIBIT 10.2

                            CENTURY ALUMINUM COMPANY

          AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

      I.    PURPOSES

      Under this Non-Employee Directors' Stock Option Plan (the "Plan") of Century Aluminum Company (the "Company"), options ("Options") shall be granted to directors who are not employees of the Company or any of its subsidiaries ("Non-employee Directors") to purchase shares of the Company's capital stock. The Plan is designed to enable the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success. Options are not intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      II.      AMOUNT OF STOCK SUBJECT TO THE PLAN

      The total number of shares of common stock, $0.01 par value per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in
Article XII (the "Shares") which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 200,000. The number of shares available for grant under this Plan will be increased by shares that are not issued upon the exercise of an Option for any reason, including in connection with a net exercise to pay the exercise price (to the extent permitted by the Board)or applicable withholding taxes.

      Shares which may be acquired under the Plan may be either Shares of original issuance or treasury shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Option, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

      III.     ADMINISTRATION

      The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted and any agreements, notifications or other documents relating thereto; and to otherwise supervise the administration of the Plan. No member of the Board shall participate in any vote by the Board on any matter materially affecting the right of any such member under the Plan.

      IV.      ELIGIBILITY

      Options may be granted only to Non-employee Directors.

      V.       OPTION AGREEMENT

      Each Option granted under the Plan shall be evidenced by an agreement duly executed on behalf of the Company. Each such agreement shall comply with and be subject to the terms and conditions of the Plan. Any such agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board.

      VI.      GRANTS OF OPTIONS

      Options shall be granted to Non-employee Directors as follows:

      a. Each newly-elected Non-employee Director elected to the Board shall be granted Options to purchase 10,000 Shares. The Vice Chairman of the Board, if any, shall be granted Options to purchase 25,000 Shares. The Options referred to in this paragraph (a) are collectively referred to herein as the "Initial Grant"; and


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      b. On the first business day immediately following the date of each annual meeting of the stockholders of the Company at which directors are elected in each year commencing after 1996, each Non-employee Director shall be granted (an "Annual Grant") Options to purchase 3,000 Shares.

      VII.     OPTION PRICE AND PAYMENT

      The price per Share under any Option granted hereunder shall be equal to 100% of the fair market value of the Shares subject to such Option, on the date the Option is granted.

      If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the Option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Board shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are quoted on the NASDAQ National Market ("NASDAQ"), the fair market value per share shall be deemed to be the average of the high and low sale price on the date upon which the Option is granted as reported by NASDAQ or, if the Shares are not quoted on such date or NASDAQ is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which NASDAQ shall have reported the Shares. If the Shares are not traded publicly, the fair market value of the Shares shall be determined in good faith by the Board.

      For purposes of this Plan, the determination by the Board of the fair market value of a Share shall be conclusive.

      VIII.    LIMITATIONS ON THE RIGHT OF EXERCISE

      Options granted pursuant to Initial Grants for the purchase of Shares shall vest and become exercisable in three equal installments on each of (i) the date of grant; (ii) the first anniversary of the date of grant and (iii) the second anniversary of the date of grant. Options granted pursuant to Annual Grants for the purchase of Shares shall vest and become exercisable in four equal installments on each of (i) the date three months following the date of grant; (ii) the date six months following the date of grant; (iii) the date nine months following the date of grant; and (iv) the first anniversary of the date of grant.

      To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

      IX.      EXERCISE OF OPTIONS

      Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares.

      Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the Board, in its discretion, may permit the holder of an Option, to the extent permitted by applicable law, to exercise an Option in whole or in part, by any means the Board determines appropriate.

      Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an Option holder, subject to the requirements of Rule 16b-3 ("Rule l6b-3"), promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby Option shares would be sold on behalf of and at the request of an Option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to


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establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Option holder wishing to utilize the cashless exercise program.

      If an Option granted hereunder shall be exercised by legal representative of a deceased Non-employee Director or former Non-employee Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Non-employee Director or former Non-employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

      X.       NONTRANSFERABILITY OF OPTIONS

      An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

      XI.      TERM OF OPTION

      The Options shall terminate on the earliest to occur of the following:

      (a) Subject to Article XIII, three years after the date on which the optionee ceases to be a director of the Company (during which period the Option shall be exercisable only to the extent exercisable on the date of such cessation); and

      (b) 10 years after the date on which the Option was granted.

      In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

      Notwithstanding the above, all Options outstanding on or after December 31, 2004, shall continue to vest for up to one full year after the option holder retires or otherwise terminates his or her service as a director if such retirement or termination occurs on or after the date the option holder attains "normal retirement age" under the Company's Employee Retirement Plan (for this purpose, service on the Company's Board shall be deemed service under the Company's Retirement Plan).

      XII.     ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

      Upon any stock dividend, sale of all or a substantial portion of the Company's assets, rights offering, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the Board shall make any adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the number of Shares and price per Share subject to outstanding Options and such other adjustments as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board as to these matters shall be conclusive.

      XIII.    CHANGE OF CONTROL

      Notwithstanding anything contained herein to the contrary, in the event of a Change in Control (as hereinafter defined) all Options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the Option holder to whom such Options have been granted remains a Non-employee Director of the Company.

      In the event of certain transactions such as those involving a change in the composition of the Board of Directors, sale of the Company's shares of capital stock or assets, reorganization, merger, liquidation, etc., the Board of Directors, in its sole discretion, may, but is not required to, deem such event to be a "Change of Control." Notwithstanding the foregoing, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:


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      (a) any person (which shall mean and include an individual, corporation, partnership, group, association or other "person", as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

      (b) the election or appointment, within a 12 month period, of persons to the Board who were not directors at the beginning of such 12 month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board.

      XIV.     WITHHOLDING TAXES

      The Company may require a Non-employee Director exercising an Option to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Non- employee Director upon such terms and conditions as the Board shall prescribe. Notwithstanding the foregoing, the Board, by the adoption of rules or otherwise, may modify the provisions of this Article XIV or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

      XV.      PURCHASE FOR INVESTMENT

      The Board may require the holder of an Option granted hereunder, upon any exercise thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof.

      XVI.     ISSUANCE OF SHARES; LEGENDS; PAYMENT OF EXPENSES

      Upon any exercise of an Option which may be granted hereunder and payment of the purchase price, the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

      The Company may endorse such legend or legends upon certificates for Shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

      XVII.    LISTING OF SHARES AND RELATED MATTERS

      If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

      XVIII.   AMENDMENT OF THE PLAN

      The Board may, from time to time, amend the Plan, provided, however, that to the extent required pursuant to Rule 16b-3 under the Exchange Act no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) modify the provisions of the Plan relating to eligibility, or (iii) materially increase the benefits accruing to participants under the Plan.


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      XIX.     TERMINATION OR SUSPENSION OF THE PLAN

      The Board may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board, shall terminate at the close of business on the Termination Date (as hereinafter defined). An Option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon, the consent of the person to whom the Option was granted. The power of the Board to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

      XX.      GOVERNING LAW

      The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      XXI.     PARTIAL INVALIDITY

      The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

      XXII.    GENERAL

      1. Participant's or Successor's Rights as Stockholder

      Neither the recipient of an Option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Option granted to such person until such person becomes a holder of record of such Shares.

      2. Limitation as to Directorship

      Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

      XXIII.   EFFECTIVE DATE; DURATION OF THE PLAN

      The Plan shall become effective on the date on which it is approved by the Company's stockholders and shall remain in effect, subject to the provisions of
Article XVIII, until terminated by the Board of Directors. In no event may any Options be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's stockholders, provided, however, that previously granted Options may extend beyond that date.

      XXIV.    COMPLIANCE WITH RULE 16B-3

      It is the intention of the Company that the Plan comply in all respects with Rule l6b-3 and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.


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